UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2013

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Olathe Blvd., Kansas City, KS 66103	66103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code:

(913) 951-2132

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 15, 2013, Aratana Therapeutics, Inc. (“Aratana”) acquired Vet Therapeutics, Inc. (“Vet Therapeutics”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated October 13, 2013, by and among Vet Therapeutics, Aratana, Jayhawk Acquisition Corporation, a wholly-owned subsidiary of Aratana (“Merger Sub”), and Jeffrey Miles, as the stockholders’ representative. In connection with the consummation of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Vet Therapeutics, and Vet Therapeutics survived as a wholly-owned subsidiary of Aratana (the “Merger”).

Under the terms of the Merger Agreement, Aratana agreed to pay to the former equity holders (other than dissenting stockholders, if any) and former holders of stock options to acquire shares of Vet Therapeutics common stock aggregate merger consideration, subject to post-closing working capital adjustments, of (i) $30.0 million in cash, (ii) 625,000 shares (the “the Merger Shares”) of Aratana’s common stock, par value $0.001 per share (the “Common Stock”), and (iii) a promissory note in the principal amount of $3.0 million with a maturity date of December 31, 2014. The promissory note bears interest at a rate of 7% per annum, payable quarterly in arrears, and is subject to prepayment in the event of specified future equity financings by Aratana. Aratana also agreed to pay up to $5.0 million in contingent cash consideration in connection with the achievement of certain regulatory and manufacturing milestones for Vet Therapeutics’ B-cell lymphoma product.

Both Aratana and Vet Therapeutics agreed to customary representations, warranties and covenants in the Merger Agreement. Vet Therapeutics’ equityholders and option holders agreed to indemnify Aratana for certain matters, including breaches of representations and warranties and covenants included in the Merger Agreement, up to a maximum specified amount, subject to limited exceptions. Aratana agreed to indemnify Vet Therapeutics’ stockholders for specified matters, including breaches of representations, warranties and covenants included in the Merger Agreement, up to a maximum specified amount, subject to certain limited exceptions.

Private Placement

On October 13, 2013, Aratana entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with various accredited investors, pursuant to which Aratana agreed to sell an aggregate of 1,234,375 shares (the “Private Placement Shares”) of its Common Stock for an aggregate purchase price of $19.75 million, or $16.00 per share (the “Private Placement”). The closing of the Private Placement, which is expected to occur on or prior to October 17, 2013, is subject to customary closing conditions.

Under the terms of the Share Purchase Agreement and, with respect to the Merger Shares, pursuant to a Side Letter Agreement entered into in connection with the Merger Agreement (the “Registration Rights Side Letter”), Aratana has agreed to file a registration statement with the Securities and Exchange Commission to register for resale the Private Placement Shares and the Merger Shares, which registration statement is required to become effective no later than 90 days following the closing of the Private Placement, subject to extension in limited circumstances. Aratana will be required to pay liquidated damages of 1.5% of the aggregate purchase price of the Private Placement Shares and the Merger Shares per month (up to a cap of 10%) if it does not meet certain obligations with respect to the registration of the Private Placement Shares and the Merger Shares.

The foregoing description of the terms of the Merger Agreement, the Share Purchase Agreement, and the Registration Rights Side Letter is qualified in its entirety by reference to the provisions of the Merger Agreement, the Share Purchase Agreement and the Registration Rights Side Letter, copies of which are attached hereto as Exhibits 10.1, 10.2 and 4.1 respectively and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 15, 2013, Aratana completed its acquisition of Vet Therapeutics as described in Item 1.01, which description is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In March 2013, Aratana entered into a loan and security agreement (the “Credit Facility”), with Square 1 Bank (“Square 1”), as lender. On October 11, 2013, Aratana entered into an amendment of the Credit Facility (the “Credit Facility Amendment”), which, among other things, increased the amount that remains available for Aratana to draw by an additional $5.0 million, to a total of $10.0 million. Simultaneously with the closing of the Credit Facility Amendment on October 11, 2013, Aratana borrowed the total $10.0 million available under the Credit Facility. Pursuant to the terms of the Credit Facility Amendment, upon consummation of the Merger, Vet Therapeutics became a co-borrower under the credit facility and granted a security interest in substantially all of its assets to Square 1. At October 15, 2013, total borrowings under the Credit Facility were $15.0 million.

The Credit Facility Amendment also revised the terms of Aratana’s financial covenant with respect to its liquidity ratio. Aratana is required to maintain a liquidity ratio of at least 1.00-to-1.00 beginning January 1, 2014, provided that if Aratana receives approval from the U.S. Food and Drug Administration or a biologic license from the U.S. Department of Agriculture for at least two of Aratana’s products by January 1, 2014, the liquidity ratio that it is required to maintain will be reduced to 0.50-to-1.00. At October 15, 2013, Aratana was in compliance with all financial covenants.

The foregoing description of the terms of the Credit Facility Amendment is qualified in its entirety by reference to the provisions the Credit Facility Amendment, a copy of which is attached hereto Exhibit 10.3 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

Merger

As partial consideration for the acquisition of Vet Therapeutics described above, on October 15, 2013, Aratana issued an aggregate of 625,000 shares of Common Stock to Vet Therapeutics’ former stockholders and former option holders in connection with the completion of the Merger.

Private Placement

Pursuant to the terms of the Share Purchase Agreement, at the closing of the Private Placement, Aratana will issue 1,234,375 shares of its Common Stock, for an aggregate purchase price of $19.75 million, or $16.00 per share.

Neither the Merger Shares nor the Private Placement Shares have been registered under the Securities Act or any state securities laws. Aratana is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02, Aratana has agreed to file a registration statement for the resale of the Merger Shares and the Private Placement Shares. Neither the Merger Shares nor the Private Placement Shares may be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of Aratana.

Reference is made to the descriptions of the Merger Agreement and the Share Purchase Agreement in Item 1.01 of this Current Report.

Item 7.01. Regulation FD Disclosure.

On October 14, 2013, Aratana issued a press release announcing the Merger, the Private Placement and the Credit Facility Amendment and hosted a conference call to discuss such events during which certain accompanying slides were presented. A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the accompanying slides are attached hereto as Exhibit 99.2, and both are incorporated herein by reference.

This information is furnished pursuant to Item 7.01 of Form 8-K. Neither the information contained in the press release nor the material contained in the related presentation materials shall be treated as filed for purposes of the Securities Exchange Act of 1934, as amended. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description

4.1	Registration Rights Side Letter Agreement, dated October 15, 2013, by and among Aratana Therapeutics, Inc., Vet Therapeutics, Inc. and Jeffrey Miles.

10.1*	Agreement and Plan of Merger, dated October 13, 2013, by and among Aratana Therapeutics, Inc., Vet Therapeutics, Inc., Jayhawk Acquisition Corporation and Jeffrey Miles, as stockholders’ representative.

10.2	Share Purchase Agreement, dated October 13, 2013, by and among Aratana Therapeutics, Inc., and the purchasers named therein.

10.3*	First Amendment and Joinder to Loan and Security Agreement, dated October 11, 2013, by and among Aratana Therapeutics, Inc., Vet Therapeutics, Inc. and Square 1 Bank.

99.1	Press Release of Aratana Therapeutics, Inc., dated October 14, 2013.

99.2	Presentation Materials of Aratana Therapeutics, Inc., dated October 14, 2013.

*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: October 16, 2013	By:	/s/ Steven St. Peter

Steven St. Peter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Side Letter Agreement, dated October 15, 2013, by and among Aratana Therapeutics, Inc., Vet Therapeutics, Inc. and Jeffrey Miles.

10.1*	Agreement and Plan of Merger, dated October 13, 2013, by and among Aratana Therapeutics, Inc., Vet Therapeutics, Inc., Jayhawk Acquisition Corporation and Jeffrey Miles, as stockholders’ representative.

10.2	Share Purchase Agreement, dated October 13, 2013, by and among Aratana Therapeutics, Inc., and the purchasers named therein.

10.3*	First Amendment and Joinder to Loan and Security Agreement, dated October 11, 2013, by and among Aratana Therapeutics, Inc., Vet Therapeutics, Inc. and Square 1 Bank.

99.1	Press Release of Aratana Therapeutics, Inc., dated October 14, 2013.

99.2	Presentation Materials of Aratana Therapeutics, Inc., dated October 14, 2013.

*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment.